         As filed with the Securities and Exchange Commission on January 2, 2001
                                                     Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            ARTISAN COMPONENTS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                ---------------


            DELAWARE                                           77-0278185
(STATE OR OTHER JURISDICTION OF                             (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                           IDENTIFICATION NUMBER)

                               1195 BORDEAUX DRIVE
                           SUNNYVALE, CALIFORNIA 94089
          (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
             AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               2000 SUPPLEMENTAL
                                STOCK OPTION PLAN
                            (FULL TITLE OF THE PLAN)

                                ---------------

                                MARK R. TEMPLETON
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                            ARTISAN COMPONENTS, INC.
                               1195 BORDEAUX DRIVE
                           SUNNYVALE, CALIFORNIA 94089
                                 (408) 734-5600
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                   Copies to:
                              ROBERT P. LATTA, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                               PALO ALTO, CA 94304
                                 (650) 493-9300

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                          PROPOSED               PROPOSED
                                                                           MAXIMUM                MAXIMUM
          TITLE OF EACH CLASS                      AMOUNT                 OFFERING               AGGREGATE            AMOUNT OF
            OF SECURITIES TO                       TO BE                    PRICE                OFFERING            REGISTRATION
             BE REGISTERED                       REGISTERED               PER SHARE                PRICE                 FEE
----------------------------------------- ------------------------- ---------------------- ---------------------- ------------------
Common Stock, $0.001 par value........           1,000,000                $5.875(1)              $5,875,000           $1,468.75
====================================================================================================================================

(1) Calculated in accordance with Rule 457(c) solely for the purpose of computing the amount of the registration fee based upon the average of the high and low prices for the Common Stock as reported on the Nasdaq National Market on December 26, 2000.

             PART II: INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3 INCORPORATION OF DOCUMENTS BY REFERENCE.

     Artisan Components, Inc., which is referred to herein as the "Registrant," incorporates by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 2000, filed December 22, 2000 pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act");

     (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2000, filed May 12, 2000 pursuant to Section 13 of the 1934 Act;

     (c) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2000, filed August 14, 2000 pursuant to Section 13 of the 1934 Act; and

     (d) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A as filed with the Commission on January 22, 1998.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not Applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not Applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Registrant's Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability
(i) for any breach of their duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. The Registrant's Bylaws provide that the Registrant shall indemnify its directors and officers and may indemnify its employees and other agents to the fullest extent permitted by Delaware General Corporation Law. The Registrant believes that indemnification under its Bylaws covers at least negligence and gross negligence on the part of indemnified parties. The Registrant's Bylaws also permit the Registrant to secure insurance on behalf of any person that is or was an officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the Registrant would have the power to indemnify him or her against such liability under the General Corporation Law of Delaware. The Registrant currently has secured such insurance on behalf of its officers and directors. The Registrant has entered into agreements to indemnify its directors and officers, in addition to indemnification provided for in the Registrant's Bylaws. Subject to certain conditions, these agreements, among other things, indemnify the Registrant's directors and officers for certain expenses (including attorney's fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Registrant, arising out of such person's services as a director or officer of the Registrant, any subsidiary of the Registrant or any other company or enterprise to which the person provides services at the request of the Registrant.

     At present, there is no pending litigation or proceeding involving a director, officer, employee or other agent of the Registrant in which indemnification is being sought, nor is the Registrant aware of any threatened litigation that may result in a claim for indemnification by any director, officer, employee or other agent of the Registrant.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not Applicable.

ITEM 8 EXHIBITS.

  EXHIBIT NUMBER                           DOCUMENTS
  --------------                           ---------
        4.1         2000 Supplemental Stock Option Plan and form of agreements thereunder.

        5.1         Opinion of counsel as to legality of securities being registered.

       23.1         Consent of PricewaterhouseCoopers LLP, independent certified public accountants.

       23.2         Consent of Counsel (contained in Exhibit 5.1).

       24.1         Power of Attorney (see page II-4).

ITEM 9 UNDERTAKINGS.

     (a)  Rule 415 offering: The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b)  Filing incorporating subsequent Exchange Act documents by reference

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Request for acceleration of effective date or filing of registration statement on Form S-8

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant, Artisan Components, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on this 2nd day of January 2001.

                                       ARTISAN COMPONENTS, INC.


                                       By: /s/ MARK R. TEMPLETON
                                           ---------------------
                                           Mark R. Templeton
                                           President and Chief Executive Officer



                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each such person whose signature appears below constitutes and appoints, jointly and severally, Mark R. Templeton and Joy Leo his/her attorneys-in-fact, each with the power of substitution, for him/her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his/her substitute or substitutes, may do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

           SIGNATURE                                          TITLE                                      DATE
---------------------------------             -----------------------------------------------       ---------------
/s/    MARK R. TEMPLETON                      President, Chief Executive Officer and Director       January 2, 2001
---------------------------------             (Principal Executive Officer)
       (Mark R. Templeton)


/s/    JOY E. LEO                             Vice President, Finance and Administration and        January 2, 2001
---------------------------------             Chief Financial Officer (Principal Financial and
       (Joy E. Leo)                           Accounting Officer)


/s/    LUCIO L. LANZA                         Chairman of the Board                                 January 2, 2001
---------------------------------
       (Lucio L. Lanza)


/s/    SCOTT T. BECKER                        Chief Technical Officer and Director                  January 2, 2001
---------------------------------
       (Scott T. Becker)


/s/    LEON MALMED                            Director                                              January 2, 2001
---------------------------------
       (Leon Malmed)

                                INDEX TO EXHIBITS

  EXHIBIT NUMBER                           DOCUMENTS
  --------------                           ---------
        4.1         2000 Supplemental Stock Option Plan and form of agreements thereunder.

        5.1         Opinion of counsel as to legality of securities being registered.

       23.1         Consent of PricewaterhouseCoopers LLP, independent certified public accountants.

       23.2         Consent of Counsel (contained in Exhibit 5.1).

       24.1         Power of Attorney (see page II-4).